UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2019

INTEL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-06217	94-1672743
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Mission College Blvd., Santa Clara, California	95054-1549
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 765-8080

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c), (d), (e)

Appointment of Chief Executive Officer

On January 31, 2019, Intel Corporation (“Intel”) announced that its Board of Directors (the “Board”) appointed Robert (“Bob”) H. Swan as Chief Executive Officer of Intel, effective as of January 30, 2019 (the “Effective Date”). Mr. Swan was also appointed a member of the Board as of the Effective Date.

Mr. Swan, 58, has served as the interim Chief Executive Officer and Executive Vice President, Chief Financial Officer of Intel since June 2018, and previously served as Executive Vice President, Chief Financial Officer since joining Intel in October 2016. In his capacity as Chief Financial Officer, he oversaw Intel’s global finance organization — including finance, accounting and reporting, tax, treasury, internal audit, and investor relations — IT, Intel Capital, and the Corporate Strategy Office. Prior to joining Intel, Mr. Swan served as an Operating Partner at General Atlantic LLC, a private equity firm, from September 2015 to September 2016. He served as Senior Vice President, Finance and Chief Financial Officer of eBay Inc. from March 2006 to July 2015. Previously, Mr. Swan served as Executive Vice President, Chief Financial Officer of Electronic Data Systems Corporation, Executive Vice President, Chief Financial Officer of TRW Inc., as well as Chief Financial Officer, Chief Operating Officer, and Chief Executive Officer of Webvan Group, Inc. Mr. Swan began his career in 1985 at General Electric, serving for 15 years in numerous senior finance roles. Mr. Swan also serves as a member of the board of directors of eBay Inc. and previously served on the board of directors of Applied Materials, Inc. from 2009 to 2016.

In connection with his appointment as Chief Executive Officer, Intel entered into an offer letter with Mr. Swan (the “Offer Letter”) setting forth the terms of his employment and compensation. Pursuant to the Offer Letter, Mr. Swan’s base salary will be $1,250,000, and he will be eligible for an annual incentive cash bonus with a target amount of $3,437,500 under Intel’s 2014 Annual Performance Bonus Plan (“APB”) and a quarterly incentive cash bonus under Intel’s broad-based quarterly bonus program.

The Compensation Committee of the Board (“Committee”) also approved the grant of annual equity awards to Mr. Swan for 2019 with a target aggregate grant date value of approximately $15,500,000, composed of approximately 80% performance-based stock units (“PSUs”) and 20% time-based restricted stock units (“RSUs”), by value. The PSUs have similar terms to the awards Intel previously referred to as “outperformance stock units” or “OSUs” and will vest in January 2022 based on Intel’s earnings per share and relative total stockholder return performance during the PSUs’ performance period, and the RSUs will vest quarterly over a 3-year period from the grant date.

The Offer Letter provides for certain strategic growth equity awards to be granted to Mr. Swan in connection with his appointment as Chief Executive Officer. These include performance-based stock units (“Promotional PSUs”) with a target grant date value of approximately $13,000,000. On each of the second and third anniversaries of the Effective Date, subject to Mr. Swan’s continued employment with Intel through the applicable date, 50% of the target number of such Promotional PSUs shall vest, subject to an adjustment up or down of up to 25% based on Intel’s average corporate plan multiplier under the APB over the two- or three-year vesting period, as applicable. If Mr. Swan’s employment is terminated by Intel without “Cause” (as defined in the Offer Letter) or by Mr. Swan for “Good Reason” (as defined in the Offer Letter), all of the then-unvested Promotional PSUs shall vest.

The Offer Letter further provides that Mr. Swan receive an additional grant of Promotional PSUs for a target amount of 450,000 Intel shares, which will be earned based on the appreciation of Intel’s closing stock price over a five-year period following the grant date. The maximum number of Intel shares that may be earned under such Promotional PSUs is 900,000 shares. The Offer Letter also provides that Mr. Swan be granted an option to purchase 1,800,000 Intel shares, which shall vest annually over a four-year period from the grant date. The option shall become exercisable only if, during the five-year period following the grant date, Intel’s closing stock price trades at 30% or more above the closing stock price on the grant date for 30 consecutive trading days.

The foregoing equity grants will be subject to the terms and conditions of Intel’s 2006 Equity Incentive Plan (the “2006 Plan”).

Consistent with Intel’s past practices, Mr. Swan will be provided with personal security services and may use company-owned or engaged private aircraft for personal use up to a maximum of $200,000 per calendar year.

The foregoing description of Mr. Swan’s compensation arrangements is qualified in its entirety by reference to the Offer Letter, which is attached as Exhibit 10.1 to this report.

Appointment of Interim Chief Financial Officer

Intel also announced that its Board appointed Todd M. Underwood, Intel’s Vice President of Finance and Director, Corporate Planning and Reporting, to serve as interim Chief Financial Officer effective as of January 31, 2019.

Mr. Underwood, 49, has served as Intel’s Vice President of Finance and Director, Corporate Planning and Reporting since August 2016, with responsibility for leading Intel’s financial planning processes, management reporting, and quarterly earnings process. From June 2015 to August 2016, he served as Vice President of Finance and Co-Executive-in-Residence with responsibility for integration activities of Intel’s acquisition of Altera. Mr. Underwood served as Vice President of Finance for the Mobile and Communications Group from January 2012 to June 2015. Prior to that, he served as Director of Finance for Intel Capital from June 2008 to January 2012. Mr. Underwood joined Intel in 1992.

Special Cash and Equity Awards

On January 29, 2019, the Committee approved special compensation of $2,700,000 for Mr. Swan to compensate him for his role as Intel’s interim Chief Executive Officer through January 29, 2019. The compensation consists of a cash bonus of $1,500,000 and equity awards with a target aggregate grant date value of approximately $1,200,000, granted in the form of approximately 50% RSUs and 50% PSUs by value. The RSUs will vest quarterly over a 3-year period from the grant date, and the PSUs will vest in January 2022 based on Intel’s earnings per share and relative total stockholder return performance during the PSUs’ performance period. In the event of Mr. Swan’s involuntary termination without cause or voluntary termination for good reason, the vesting of the RSUs will be eligible for acceleration, and Mr. Swan will be eligible to retain the unvested PSUs. The RSUs and PSUs will be subject to the terms and conditions of the 2006 Plan.

On the same date, the Committee also approved the grant of an equity award to Andy D. Bryant, Intel’s Chairman of the Board, with a target grant date value of approximately $4,000,000, to be granted in the form of RSUs. As reported in Intel’s proxy statement for its 2018 annual meeting of stockholders, the Committee had previously reduced Mr. Bryant’s compensation in light of his reduced day-to-day involvement with management and business operational matters, and this additional equity award reflects his increased responsibilities and contributions supporting the Board during a period of transition. The RSUs will vest quarterly over a 3-year period from the grant date, and are subject to the standard terms and conditions of the 2006 Plan.

Item 7.01	Regulation FD Disclosure.

Intel’s press release, dated January 31, 2019, announcing the appointment of Mr. Swan as Intel’s Chief Executive Officer and Mr. Underwood as interim Chief Financial Officer is furnished as Exhibit 99.1 to this report.

The information in Item 7.01 of this report is furnished and shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are furnished as part of this report:

Exhibit Number	Description

10.1	Offer Letter between Intel Corporation and Robert H. Swan dated January 30, 2019
99.1	Press release issued by Intel Corporation dated January 31, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEL CORPORATION
(Registrant)

Date: January 31, 2019	/s/ Susie Giordano
Susie Giordano
Corporate Vice President and Corporate Secretary